Exhibit 10.1

English Translation of a Chinese Document

 Lease Contract of Production Workshop and Dormitory

Lessor (Party A): Fujian Jinjiang Fengzhu Shoes Development Co., Ltd.

Address: Jinjiang Economic Development Zone

Legal Representative:

Lessee (Party B): Jinjiang Yiheng Shoes Materials Co., Ltd.

Legal Representative: Hong Yizhen

Principal: Ding Sixing

Contact content:

Party B leases production workshop and dormitory from Party A due to operation and development needs, and Party A agrees to lease the production workshop and dormitory it owns to Party B. Therefore, both parties enter into the following contract after negotiation on the basis of equality for mutual compliance.

I.	Leased area

The Lessor agrees to lease Block C production workshop (first floor of 3,312 square meters) and Block C dormitory (21 rooms on first floor and 6 rooms on second floor), supporting water and electricity facilities, as well as other lease items agreed by both parties to Party B.

II.	The lease term is ten years from January 1, 2012 to December 31, 2021. Party B has the priority to lease upon expiration of the lease term.
III.	Rental
1.	Renal for production workshop: 3,312 square meters * 12 Yuan/square meter = 476,928 Yuan, which shall be paid in a lump sum annually.
2.	Rental for dormitory: 27 rooms (21 rooms on first floor and 6 rooms on second floor) * 200 Yuan/room*12 months = 64,800 Yuan, which shall be paid in a lump sum annually.
3.	Management fee: 5,000 Yuan/month * 12 months = 60,000 Yuan, which shall be paid in a lump sum annually.

The total monthly rental is 50,144 Yuan and the annual rental is 601,728 Yuan respectively.

IV.	Payment of rental

Party B shall pay the rental for the 1st year in full after signing the Contract and before January 1, 2012, and pay the rental for the next year within the last month of the 1st year and so on.

V.	Nature and purpose of lease item

Party A has reviewed Party B’ business license, related production and operation qualification certificate or proposed production and operation scope. Party B assures Party A that it will abide by the permitted production and operation scope and the originally planned purpose of the workshop and use the workshop for sole production.

VI.           If party B needs to renew the lease upon expiration of the lease term, it shall apply to Party A half a year before such expiration and otherwise sign a lease contract with Party A after obtaining approval therefrom. Under the same conditions, Party B shall have the priority to lease.

English Translation of a Chinese Document

VII.	Responsibility for breach of contract
1.	If Party B fails to pay the rental in time upon signing of the Contract by both parties, Party A is entitled to unilaterally terminate the Contract within 3 months and requires Party B to compensate 300,000 Yuan Only.
2.	Party B shall repair or compensate the lease items damaged as per the cost.
3.	If Party B fails to move out upon expiration of the lease term, liquidated damages equaling to 1.5 times of the rental will be charged if overdue for 1-30 days; liquidated damages equaling to 2 times of the rental will be charged if overdue for over 30 days; Party A is entitled to forcedly shut down the production line and require Party B to compensate all the losses incurred to Party A if overdue for over 60 days.
4.	If party B does not pay the rental, liquidate damages and other payable amounts in time and notice fails, Party A is entitled to detain or sell Party B’s assets equaling to 1.5 times of the payable amounts to set off the liability.
5.	Party B shall provide a copy of the latest audited business license duplicate upon signing of the Contract. If any business registration item of Party B changes, Party B shall notify Party A in time, or it shall be deemed as breach of the Contract; for matters affecting the existence of the Contract, Party A is entitled to unilaterally terminate the Contract without making any compensation.
VIII.	In case of irresistible natural disasters, both parties shall assume no liability of compensation.
IX.	For matters uncovered in the Contract, both parities shall sign supplementary agreement after negotiation.
X.	For disputes arising from the Contract, both parties shall resort to negotiation, in case such negotiation fails, the disputes shall be submitted to local court for judgment.
XI.	The Contract comes into effect after being affixed with seals of both parties. The Contract consists of 3 pages and is made in duplicate, with both parties keeping one copy which bears the same legal effect.

(No text below)

Lessor (Seal):	Lessee: (Seal):

Principal:	Jinjiang Yiheng Shoes Materials Co., Ltd. (Seal)

October 25, 2011	October 25, 2011